EXHIBIT 10.9

                           BANKATLANTIC BANCORP, INC.
                           RESTRICTED STOCK AWARD PLAN
                   FOR KEY EMPLOYEES OF RYAN, BECK & CO., INC.


         1. Purpose. The purpose of this Restricted Stock Award Plan (hereinafter referred to as the "Plan") is to provide for awards of shares of Restricted Class A Common Stock of BankAtlantic Bancorp, Inc. (the "Corporation") to key employees of Ryan, Beck & Co., Inc. ("Ryan, Beck") for services which contribute in a substantial degree to the success of the Corporation. Key employees are those employees of Ryan, Beck in managerial or other important positions who, by virtue of their ability, qualifications and performance, have made and will continue to make important contributions to Ryan, Beck. The Plan is also intended to advance the interests of the Corporation and its shareholders by strengthening the ability of Ryan, Beck to retain in key positions employees of training, experience, and ability, and to encourage those employees to have a material interest in the performance of Ryan, Beck and an increase in value of the Class A Common Stock of the Corporation. This Plan constitutes the "Retention Pool" referred to in the Ryan, Beck Acquisition Agreement (as defined in Section 2 hereof).

         2. Definitions. As used herein, the following definitions shall apply:

         "Agreement" means a written agreement entered into by the Corporation and each Participant pursuant to which an award of Restricted Stock is made under the Plan.

         "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Corporation.

     "Corporation" means BankAtlantic Bancorp, Inc., a Florida corporation, and its successors and assigns.

     "Committee" means the Compensation Committee of the Board of Directors of Ryan, Beck.
         "Effective Date" means the Effective Date of the merger contemplated by the Ryan, Beck Acquisition Agreement.

         "Participant" means a key employee of Ryan, Beck designated to receive an award of Restricted Stock under the Plan.

    "Restricted Period" shall have the meaning set forth in Section 6(a) hereof.

         "Restricted Stock" means Class A Common Stock awarded to a Participant under the Plan.

     "Ryan, Beck" means Ryan, Beck & Co., Inc., a New Jersey corporation, and its successors.

         "Ryan, Beck Acquisition Agreement" means the Acquisition Agreement, dated as of February 9, 1998, by and among the Corporation, Ryan, Beck and BCP Acquisition Corporation.

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         3. Duration.  The Plan shall continue in effect until June 30, 2002. No shares of the Corporation's Class A Common Stock may be awarded to key employees under the Plan after the Effective Date under the Ryan, Beck Acquisition Agreement. However, shares awarded on the Effective Date may be subsequently delivered to Participants in accordance with the terms and conditions applicable to such awards.

         4. Administration. The Plan shall be administered by a Committee appointed from time to time by the Board of Directors of Ryan, Beck consisting of the members of the Compensation Committee of Ryan, Beck or any other directors of Ryan, Beck. The Committee shall have full power and authority to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances that it deems necessary or advisable to protect the interests of Ryan, Beck and to make all other determinations that it deems necessary or advisable to administer the Plan in a manner consistent with the Plan's stated purposes. The determination of the Committee concerning any matter arising under or with respect to the Plan or any awards granted hereunder shall be final, binding and conclusive on all interested persons.

         5. Shares Available for Awards. 683,362 shares of Class A Common Stock shall be available for grant as awards under the Plan. Any shares of Class A Common Stock subject to an award under this Plan which are forfeited by a Participant shall not be available for further grant of awards under this Plan and the number of shares available for award under this Plan shall be proportionately reduced.

         6. Vesting of the Class A Common Stock; Restricted Period.

                  (a) Restricted Period. Shares of Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during a "Restricted Period" commencing on the date of the award and ending on the fourth anniversary thereof, subject to the provisions of Sections 6(b) and (c).

                  (b) Death, Disability or Retirement. If a Participant's employment with Ryan, Beck is terminated by reason of his death or disability (as determined by the Committee), then the Restricted Period shall end and all Restricted Stock granted to such Participant under the Plan shall fully vest. If during the Restricted Period, a Participant's employment with Ryan, Beck is terminated by reason of retirement (as determined by the Committee) and the Participant is in good standing with Ryan, Beck and meets other conditions the Committee may impose in its discretion, then the Restricted Period shall end for a pro rata portion (determined by the fraction of the Restricted Period which has elapsed through the retirement) of the Participant's Restricted Stock and the remainder of the Restricted Stock of the Participant shall be forfeited to the Corporation.

                  (c) Termination Without Cause. If during the Restricted Period, Ryan, Beck terminates a Participant's employment for any reason other than for "cause" as set forth in Section

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6(d), then the Restricted  Period shall end and all Restricted  Stock granted to such Participant under the Plan shall fully vest as of the date of such termination.

                  (d) Forfeiture Upon Termination For Cause. If during the Restricted Period, Ryan, Beck terminates a Participant's employment for "cause," all shares of Restricted Stock awarded to such Participant under the Plan shall be forfeited, and the Committee shall direct such shares of Restricted Stock to be transferred to the Corporation without the payment of any consideration. For purposes of the Plan, "cause" shall mean (i) continued failure to perform substantially the Participant's duties with Ryan, Beck or its affiliates (other than any such failure resulting from incapacity due to disability or death) or
(ii) engaging in illegal conduct or gross misconduct which is materially injurious to Ryan, Beck or the Corporation.

                  (e) Forfeiture Generally. Subject to Sections 6(b) and (c), if during the Restricted Period a Participant terminates his employment for any reason or a Participant otherwise fails to remain a full-time employee of Ryan, Beck, then all shares of Restricted Stock awarded to such Participant shall be forfeited, and the Committee shall direct such shares of Restricted Stock to be transferred to the Corporation without the payment of any consideration.

                  (f) Distribution of Shares Upon Vesting. Subject to the provisions of Sections 6(a), (d) or (e), at the end of the Restricted Period for any shares of Restricted Stock, such shares will be distributed free of all restrictions (other than those imposed under federal or state securities laws or by any stock exchange) to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by the Participant under this Plan or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the thirty-day period following the end of the Restricted Period.

         7. Certificates Deposited With Company. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of Ryan, Beck (or the Committee) on behalf of and for the benefit of each Participant. Each such certificate shall bear the following (or a similar) legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the BankAtlantic Bancorp, Inc. Restricted Stock Award Plan. A copy of such Plan and Agreement is on file at the principal office of BankAtlantic Bancorp, Inc., 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304."


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         8.       Form of Award and Related Matters.

                  (a) Restricted Stock Agreement. The Participant shall enter into an Agreement with the Corporation and Ryan, Beck agreeing to the terms and conditions of the award and such other matters as shall have been determined by the Committee in connection with the grant.

                  (b) Stockholder Rights. Except as otherwise provided in this Plan or the Agreement, a Participant shall have no rights of a stockholder with respect to the shares of Restricted Stock held on behalf of the Participant.

                  (c) Dividends. Stock dividends and other non-cash distributions shall be withheld on each share of Restricted Stock from the date as of which it is awarded and, if such share has not been forfeited, shall be paid to the Participant, or in the event of his death to his estate, as of the last day of the Restricted Period with respect to such share. Cash dividends shall not be withheld and the amount of cash dividends, shall be distributed to Participants.

                  (d) Voting Rights. During the Restricted Period, a Participant may exercise full voting rights with respect to Restricted Stock held on behalf of the Participant.

         9. Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Committee may subject shares of Class A Common Stock awarded under the Plan to such conditions, limitations, or restrictions as the Committee determines to be necessary or desirable to comply with any law or regulation or with the requirements of any securities exchange.

         10. Changes in Capitalization, Mergers or Similar Changes. In the event of any change in the outstanding shares of Class A Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, Restricted Stock held by Ryan, Beck on behalf of Participants shall participate in any of such events to the same extent as any other issued and outstanding shares of Class A Common Stock, but appropriate adjustments, if required, shall be made by the Committee so that after giving effect to the occurrence of any of such events, Ryan, Beck shall continue to hold Restricted Stock and/or any other securities delivered in respect thereof on behalf of such Participants to the extent practicable upon the terms and conditions of this Plan and of the Restricted Stock granted hereunder. Without limiting the generality of the foregoing, any shares of stock or other securities received by a Participant with respect to Restricted Stock will be subject to the same restrictions and shall be deposited with Ryan, Beck. Such stock, securities or other property shall also be subject to the same restrictions as such Restricted Stock, and shall bear an appropriate legend similar in form to the legend set forth in Section 7.

         Without limiting the generality of the foregoing, the existence of outstanding shares of Restricted Stock under the Plan shall not affect in any manner the right or power of the Corporation to make, authorize or consummate
(i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (ii) any merger or consolidation

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of the Corporation;  (iii) any issuance by the Corporation of debt securities or preferred or  preference  stock that would rank above the Class A Common  Stock;
(iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any party of the assets or business of the Corporation; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. Withholding Tax. The Corporation and Ryan, Beck shall have the right to withhold, or require withholding from the Participant, with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments.

         12. Employees' and Participants' Rights. Participation in the Plan shall not confer upon any Participant any right with respect to continuation of employment by the Corporation or Ryan, Beck, nor interfere with the right of the Corporation or Ryan, Beck to terminate at any time employment of any Participant. A Participant shall have the right to receive the shares of Class A Common Stock (or other stock or securities in such award) only in accordance with the terms and conditions of the Plan and the Agreement and such Participant may not assign, transfer, pledge or encumber such Restricted Stock or other securities not distributed to such Participant and for which the Restricted Period has not terminated or lapsed.

         13. Amendment and Termination. The Board of Directors of Ryan, Beck and the Corporation acting jointly, may amend, suspend or terminate the Plan or any portion thereof at any time. In no event may any amendment, suspension or termination materially impair the rights of any Participant, without his consent, in any Restricted Stock previously awarded under the Plan.

         14. Indemnification of Committee Members. In addition to such rights of indemnification they may have as Directors or officers of Ryan, Beck or the Corporation, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award of Restricted Stock granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same. If the Committee member so requests in writing and provides such repayment undertakings as may be required by applicable law, the Corporation shall handle and defend any such action, suit or proceeding.

         15. Liability of the Corporation. The liability of the Corporation and Ryan, Beck under this Plan and in any award of Restricted Stock made pursuant to this Plan is limited to the obligations

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expressly  set forth in this Plan and the  Agreement  with respect to such award and nothing herein contained shall be interpreted as imposing any liability on the Corporation or Ryan, Beck in favor of a Participant with respect to any loss, cost or expense that such Participant may incur in connection with or arising out of any transaction involving the Restricted Stock that is subject to the provisions of this Plan.

         16. Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Corporation or any subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of incentive or other compensation for employees and directors of the Corporation or any subsidiary.

         17. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         18. Headings, Etc. No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

         19. Governing Law. The Plan shall be governed by and construed and enforced in accordance with Florida law.